                                               Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-37737



                             PROSPECTUS SUPPLEMENT
                            Dated September 10, 1998
                   to the Prospectus dated November 14, 1997

                       ALTERNATIVE LIVING SERVICES, INC.


     Alternative Living Services, Inc. (the "Company") has prepared this Prospectus Supplement to update certain information included in the Company's Prospectus dated November 14, 1997 relating to the Company's $50,000,000 aggregate principal amount of Convertible Subordinated Debentures due 2004 (the "Debentures"), issued in a private placement on May 21, 1997 and the 2,469,136 shares of common stock, $.01 par value, of the Company that are issuable upon conversion of the Debentures, subject to adjustment under certain circumstances.

     The table set forth in the Prospectus under the caption "SELLING SECURITYHOLDERS" is hereby supplemented as follows:


                                        Principal          Principal
                                         Amount             Amount
                                           of                 of
                                       Debentures         Debentures      Percent of
                                      Beneficially        That May be    Outstanding
Name                                     Owned              Sold          Debentures
----                                  ------------       -----------     -----------
JMG Convertible Investments, L.P. ...  $436,000           $436,000           *
Triton Capital Investments, LTD......   437,000            437,000           *

---------------------
*  Less than 1%